PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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GIGA-TRONICS INCORPORATED

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Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650
August 31, 2007
To Our Shareholders:
     I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at 9:30 a.m. on Tuesday, September 25, 2007, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California.
     At the meeting, you will be asked to elect six directors and approve the ratification of Perry-Smith LLP as our independent accountants. Information about these matters is set forth in the attached Notice and Proxy Statement.
     Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

/s/ George H. Bruns, Jr.

George H. Bruns, Jr.
Chairman of the Board of Directors

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders:
     The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at 9:30 AM, local time, on Tuesday, September 25, 2007, at the Giga-tronics executive offices, at 4650 Norris Canyon Road, San Ramon, California, for the following purposes:
1.	Elect six directors for the ensuing year;

2.	Ratify the appointment of Perry-Smith LLP as independent accountants; and

3.	Transact such other business as may properly come before the meeting.
     Only shareholders of record at the close of business on July 27, 2007 will be entitled to vote at this meeting, or any adjournment of this meeting.
     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

/s/ Patrick J. Lawlor

Patrick J. Lawlor
Secretary
San Ramon, California
August 31, 2007

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650
August 31, 2007
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be held
September 25, 2007
     This proxy statement is submitted by the Board of Directors of Giga-tronics Incorporated (“Giga-tronics” or the “Company”), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:30a.m. on Tuesday, September 25, 2007, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California, in accordance with the notice to shareholders, and at any adjournment thereof.
     Our Board of Directors has fixed July 27, 2007 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 4,809,021 shares of Giga-tronics common stock issued and outstanding. Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by at least one shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Six directors will be elected at this meeting.
     Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.
     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.
     The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is August 31, 2007.
     The Altman Group (Altman Group) will be using an automated system for the tabulation of shareholder votes for Giga-tronics. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees have discretionary voting power with respect to all of the ballot items described below and elsewhere in this proxy statement except for the proposals submitted by stockholders. In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the ratification of our independent registered public accounting firm. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the independent registered public accounting firm.
     The Annual Report of Giga-tronics for its fiscal year ended March 31, 2007 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.
     The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by The Altman Group. Giga-tronics has retained The Altman Group to solicit proxies for a fee of approximately $4,000, plus a reasonable amount to cover expenses. No additional compensation will be paid to directors, officers or other employees for such services.
     The executive offices of Giga-tronics are located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is (925) 328-4650.

PROPOSAL 1
ELECTION OF DIRECTORS
     At the Annual Meeting, six directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board of Directors for election as directors are listed below. There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics. The Board of Directors has determined that Messrs. Cole, Garrettson, Harvey and Wilson, representing a majority of the Board of Directors, are independent under the independence standards of The Nasdaq Stock Market, Inc.

	Director
Name and Principal Occupation	Since	Age

George H. Bruns, Jr.	1980	88

Chairman of the Board and a Director of the Company. Chief Executive Officer from January 1995 until April 2006. He provided seed financing for the Company in 1980 and has been a Director since inception. Mr. Bruns is General Partner of The Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics, Inc. of McKinney, Texas.

James A. Cole	1994	65

General Partner of Windward Ventures, General Partner of Spectra Enterprise Associates and a Partner of New Enterprise Associates. Founder and President of Amplica, Inc. and presently a director of Vitesse Semiconductor Corp., a public company, and eleven private companies including Troika Network and Astute Networks.

Kenneth A. Harvey	2002	42

President of Peak Consulting Group. Former CEO of Advanced Wireless & Telecom, Vice President and General Manager of Credence Systems Corporation. Co-founded Modulation Instruments where he served as President and CEO.

Garrett A. Garrettson	2006	64

Garrett Garrettson is currently President of G. Garrettson Consulting LLC, providing management consulting to public and private companies. Until September 2004, Dr. Garrettson was President and CEO of Clairvoyante, a private company that develops and licenses critical technology to the flat panel display industry. From 1996 until 2002, he held the position of Chairman, and before that President & CEO, of Spectrian Corporation, a public company that developed, manufactured and sold wireless telecommunications infrastructure equipment and semiconductors. Before Spectrian he spent ten years in the data storage industry as President & CEO of Censtor Corporation, a Vice President at Seagate Technology and a Vice President at Control Data. He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. He was educated at Stanford in Engineering Physics, receiving his PhD. In addition to being a Director of Giga-tronics, he is a Director of Catalyst Semiconductor, Iridex, and GSI Group.

John R. Regazzi	2006	52

Chief Executive Officer and a Director of the Company since April 2006. Mr. Regazzi had been President and General Manager of Instrument Division since August 2005, and prior to that, was Vice President of Operations for Instrument Division from October 2004 through August 2005. Prior to that, he was Vice President of Engineering for Instrument Division from June 2001 through October 2004. Previous experience includes 22 years at Hewlett Packard and Agilent Technologies in various design and management positions associated with their microwave sweeper and synthesizer product lines. His final position at Agilent Technologies was as a senior engineering manager.

Robert C. Wilson	1991	87

Chairman of Wilson & Chambers, a private investment firm. Formerly Vice President of General Electric, Executive Vice President of Rockwell International, CEO of Collins Radio, and CEO of Memorex.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
ALL NOMINEES NAMED.

INFORMATION ABOUT EXECUTIVE OFFICERS

Name	Age	Position
George H. Bruns, Jr.	88	See previous table.

Patrick J. Lawlor	57	Vice President, Finance, Chief Financial Officer and Secretary of Giga-tronics, Inc. since February 2007. Mr. Lawlor was previously a Consultant to PDL BioPharma, Inc, and before that was the Vice President, Chief Financial Officer at SaRonix, LLC, a $90 million private company with international facilities. Prior to that he was the Chief Financial Officer with Aerojet Fine Chemicals, LLC, a $65 million subsidiary of GenCorp, and Vice President of Finance with Systems Chemistry, Inc. Mr. Lawlor spent 23 years with Westinghouse Electric Corporation, where he rose through numerous positions among various divisions, with his final position as Vice President of Finance and Controller.

Jeffrey T. Lum	61	President, ASCOR, Inc. since November 1987. Mr. Lum founded ASCOR in 1987 and has been President since inception. Mr. Lum was a founder and Vice President of Autek Systems Corporation, a manufacturer of precision waveform analyzers. Mr. Lum is on the Board of Directors for the Santa Clara Aquamaids, a non-profit organization dedicated to advancing athletes in synchronized swimming to the Olympic games.

Daniel S. Markowitz	56	President of Microsource, Inc. since 2003. Prior to that, President of Dymatix, a subsidiary of Giga-tronics, Inc., and its Ultracision and Viking predecessors from 1996 through 2003. General Manager of Mar Engineering from 1993 to 1996. Prior to that, some 20 years of varied positions in the aerospace industry.

John R. Regazzi	52	See previous table.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD
Meetings
     There were six meetings of the Board of Directors during the last fiscal year. All six of the directors attended all the regularly scheduled meetings of the Board of Directors and all the committees on which they sat. Directors are expected to attend the Annual Meeting except for good cause. Five of six directors attended the Annual Meeting in 2006.
Committees
     Giga-tronics’ Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.
     Audit Committee. During fiscal 2007, the Audit Committee consisted of directors James A. Cole, Kenneth A. Harvey and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company’s accounting, financial controls and financial reports. The charter of the Audit Committee is attached as Appendix A to this Proxy Statement. The Audit Committee must approve all non-audit services provided by the independent accountants. The Audit Committee has not adopted any standards for pre-approval of non-audit services and has not pre-approved any non-audit services. The Audit Committee held six meetings during the past fiscal year. The board has determined that Robert Wilson has:
(i) an understanding of generally accepted accounting principles and financial statements;
(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(iv) an understanding of internal control over financial reporting; and
(v) an understanding of audit committee functions.
Therefore the Board of Directors determined that Robert Wilson is the Audit Committee’s financial expert for purposes of Nasdaq rules and requirements of the Sarbanes Oxley Act.
     Compensation Committee. During fiscal 2007, the Compensation Committee consisted of directors Garrett A. Garrettson, Kenneth A. Harvey and Robert C. Wilson, all of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc. The committee formulates recommendations to the Board of Directors regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common stock. The Compensation Committee reviews and approves all stock options and executive compensation as part of the Board of Directors meetings. The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2007. The Compensation Committee met six times during the last fiscal year. The Compensation Committee does not have a formal charter.

     Nominating Committee. The Board of Directors has a Nominating Committee, which is currently comprised of directors James A. Cole and Robert C. Wilson, both of whom are independent under the director independence standards of The Nasdaq Stock Market, Inc. The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors. The Nominating Committee met one time during the last fiscal year.
     The Nominating Committee has no formal process for identifying and evaluating candidates. Existing directors attempt to identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or committee. In the past year the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.
     The Nominating Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and any recommended by shareholders, meets the following minimum qualifications:
•	The nominee should have a reputation for integrity and honesty.

•	The nominee should have demonstrated business experience and the ability to exercise sound judgment.

•	The nominee should have an understanding of the Company and its industry.

•	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.

•	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.
     The Nominating Committee also serves as the Corporate Governance Committee. The Corporate Governance Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary.
     The charter of the Nominating Committee is not available on the Company’s website but is included as Appendix B to this Proxy Statement.
Compensation of Directors
     Each of the directors who is not employed by Giga-tronics receives an annual director’s fee of $10,000 and, in addition, a fee of $1,000 for attendance at each Board of Directors meeting. Outside directors serving on committees of the Board of Directors receive $500 for attendance at each committee meeting held on a day other than a Board meeting date. From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board.

     The following table summarizes compensation paid to directors (other than Messrs. Bruns and Regazzi, whose compensation in all capacities is included in the Summary Compensation Table below) in fiscal year 2007.

Director Compensation
			Non-Equity	Change in Pension
	Fees		Incentive	Value and Non-
	Earned or	Option	Plan	qualified Deferred	All Other
	Cash	Awards	Compen-	Compensation	Compen-
Name	Paid ($)	(1)($)	sation ($)	Earnings	sation ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)

James A. Cole	$16,000	$1,253	--	--	--	$17,253
Garrett A. Garrettson	$16,000	$1,253	--	--	--	$17,253
Kenneth A. Harvey	$16,000	$1,253	--	--	--	$17,253
Robert C. Wilson	$16,000	$1,253	--	--	--	$17,253
(1)	The value for Stock Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation, (“FAS 123R”). For Option Awards, the dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 31, 2007 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R. At March 31, 2007, each of the above directors held options to purchase 25,000 shares of common stock.
     Giga-tronics has entered into indemnification agreements with all of its officers and directors.
Communications with Directors
     The Company does not have a formal process for shareholders to send communications to the Board of Directors or to specific individual directors. Shareholders may send communications to the full board or to individual directors at the Company’s main office at 4650 Norris Canyon Road, San Ramon, California 94583. Communications will be forwarded unopened to the director to whom it is addressed or to the lead independent director if addressed to the Board of Directors. The Board of Directors believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 31, 2007 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table below includes information as of July 12, 2007, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock; each director and nominee; each executive officer named in the Summary Compensation Table below; and all directors and executive officers of Giga-tronics as a group:

			Percentage of Total
	Amount and Nature of		Outstanding
Name of Beneficial Owner	Beneficial Ownership		Common Stock
George H. Bruns, Jr. 4650 Norris Canyon Road San Ramon, California 94583	535,273	(1)	10.85%
James A. Cole 2291 Melford Court Thousand Oaks, California 91361	38,594	(2)	0.78
Garrett A. Garrettson P.O. Box 157 Pebble Beach, California 93953	2,500	(3)	0.05 *
Kenneth A. Harvey 4650 Norris Canyon Road San Ramon, California 94583	18,500	(4)	0.38
Patrick J. Lawlor 4650 Norris Canyon Road San Ramon, California 94583	0	(5)	0.00
Jeffrey T. Lum 4650 Norris Canyon Road San Ramon, California 94583	47,114	(6)	0.96
Daniel S. Markowitz 4650 Norris Canyon Road San Ramon, California 94583	0		0.00
John R. Regazzi 4650 Norris Canyon Road San Ramon, California 94583	56,750	(7)	1.15
Robert C. Wilson 620 Sand Hill Road #413-G Palo Alto, California 94304	5,000	(8)	0.10

All executive officers and directors as a group (9 persons, including those above)	703,731	(9)	14.27%

*	Less than 0.1%

(1)	Includes 260,870 shares owned by the Bruns Trust; 170,000 registered in the names of Mr. Bruns’ son and daughter; 22,163 shares owned by The Bruns Company; 19,740 shares owned directly and 62,500 shares issuable under options exercisable within 60 days of July 12, 2007.
(2)	Includes 5,000 shares issuable under options exercisable within 60 days of July 12, 2007.
(3)	Includes 2,500 shares issuable under options exercisable within 60 days of July 12, 2007.
(4)	Includes 5,000 shares issuable under options exercisable within 60 days of July 12, 2007.
(5)	Date of hire February 12, 2007.
(6)	Includes 13,750 shares issuable under options exercisable within 60 days of July 12, 2007.
(7)	Includes 28,750 shares issuable under options exercisable within 60 days of July 12, 2007.
(8)	Includes 5,000 shares issuable under options exercisable within 60 days of July 12, 2007.
(9)	Includes 122,500 shares issuable under option exercisable within 60 days of July 12, 2007.

EXECUTIVE COMPENSATION
Summary of Compensation
     The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics’ chief executive officer and the other executive officers during the last fiscal year ended March 31, 2007:

Summary Compensation Table
				Option	All Other
Name and Principal		Salary	Bonus	Awards	Compensation
Position	Year	($)	($)	(1) ($)	(2) ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)

George H. Bruns, Jr. Chairman(3)	2007	$121,250	--	$32,978	$515	$154,743
Patrick J. Lawlor Vice President, Finance CFO & Secretary	2007	$18,173	--	$480	--	$18,653
Jeffrey T. Lum(4) President, ASCOR, Inc.	2007	$124,568	--	$10,365	$9,391	$144,324
Daniel S. Markowitz President, Microsource, Inc.	2007	$108,365	--	$8,209	$550	$117,124
John R. Regazzi Chief Executive Officer	2007	$139,615	--	$22,172	$675	$162,462

(1)	Stock options granted under Giga-tronics’ 2000 Stock Option Plan and the 2005 Employee Incentive Plan. The value for Stock Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation, (“FAS 123R”). For Option Awards, the dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 31, 2007 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R.

(2)	Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.

(3)	As of April 2006, Mr. Bruns is no longer the Chief Executive Officer of the Company.

(4)	Other compensation for Mr. Jeffrey T. Lum includes $7,800 for the use of a company automobile.

Stock Options
     The following table sets forth information about stock options held by the named executive officers and outstanding at the end of fiscal 2007. All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
	Number of Securities	Number of Securities
	Underlying	Underlying	Option
	Unexercised Options	Unexercised Options	Exercise	Option
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date
(a)	(b)	(c)	(e)	(f)

George H. Bruns, Jr.	56,250	18,750	$2.29	1/15/2009
	5,000	5,000	$3.11	3/7/2010
	--	5,000	$2.65	4/21/2011
	--	18,000	$1.42	9/12/2011
Patrick J. Lawlor	--	75,000	$1.96	3/20/2012
Jeffrey Lum	1,875	1,875	$1.96	7/15/2008
	10,000	5,000	$2.29	1/15/2009
	--	16,650	$1.42	9/12/2011
Daniel S. Markowitz	10,000	5,000	$2.29	1/15/2009
	--	20,000	$1.42	9/12/2011
John R. Regazzi	5,000	--	$3.10	5/1/2007
	10,000	--	$1.22	2/20/2008
	7,500	2,500	$1.96	7/15/2008
	--	35,000	$2.65	4/21/2011
	--	100,000	$2.31	11/14/2011
Equity Compensation Plan Information
     The following table provides information on options and other equity rights outstanding and available at March 31, 2007.

Equity Compensation Plan Information
	No. of securities to		No. of securities remaining
	be issued upon	Weighted average	available for future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding option,	outstanding option,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by securities holders	840,900	$2.0558	474,975
Equity compensation plans not approved by securities holders	n/a	n/a	n/a

Total	840,900	$2.0558	474,975

Employment Contracts and Termination of Employment and Change-In-Control Arrangements
Change-In-Control Arrangements
     All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-

tronics’ outstanding common stock, or a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership.
Compensation Committee Interlocks and Insider Participation
     For the 2007 fiscal year, the Compensation Committee was comprised of Messrs. Garrett A. Garrettson, Kenneth A. Harvey and Robert C. Wilson.
     No executive officer of Giga-tronics serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics Board of Directors or Compensation Committee.
Audit Committee
Report of the Audit Committee
     The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors.
     Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In connection with these responsibilities, the Audit Committee met with management to review and discuss the March 31, 2007 consolidated financial statements. The Audit Committee also discussed, with the independent accountants, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report (on Form 10-KSB) for the year ended March 31, 2007 for filing with the Securities and Exchange Commission. The Committee has approved the engagement of Perry-Smith LLP to continue as the Company’s auditors for the current year.
Respectfully submitted,
AUDIT COMMITTEE
Kenneth A. Harvey, Chair
Robert C. Wilson
James A. Cole

Report on Executive Compensation
General Compensation Policy
     Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation — at expected levels of performance — in order to attract, motivate and retain talented executives. Secondly, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.
     The Executive Compensation Program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.
Factors
     The process involved and the factors considered in the executive compensation determination for fiscal year 2007 are summarized below. It is expected that this process will remain the same in fiscal year 2008. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.
Base Salary
     Base salaries are based primarily on individual performance, and each individual’s role in Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.
     On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers are competitive with the companies within and outside its industry with which Giga-tronics competes for executive talent. However, the Committee did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other companies in its industry.
     Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace. Salary increases are granted within a pay-for-performance framework.
Annual Performance (Non-Stock) Based Incentive Compensation
Giga-tronics’ annual incentive bonus plan is intended to:
•	reward key employees based upon company and individual performance,

•	motivate, and

•	provide competitive cash compensation opportunities.
     Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

     There were no bonus payments earned in fiscal 2007.
Long-Term (Stock Based) Incentive Compensation
     Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests. Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year. The right to exercise options expires 60 days after termination of employment, except in case of death when an optionee’s estate would have six months to exercise.
CEO Compensation
     The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.
     The Compensation Committee established a $140,000 annual salary for the CEO.
Deduction Limit for Executive Compensation
     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.
     The 1990 Stock Option Plan was amended in 1994 to restrict the maximum number of shares of common stock for which any one participant may be granted stock options and stock appreciation rights to 200,000 shares, and the stockholders approved this amendment at the 1994 Annual Meeting. As a result, stock options granted to Giga-tronics’ executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation. The 2000 Stock Option Plan and the 2005 Employee Incentive Plan both reflect these same restrictions.
BY THE COMPENSATION COMMITTEE:
James A. Cole
Kenneth A. Harvey
Robert C. Wilson

PROPOSAL 2
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee has re-appointed the firm of Perry-Smith LLP as Giga-tronics’ independent accountants for the fiscal year ending March 29, 2008 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment. In case of a negative vote, the appointment will be reconsidered.
Representatives of Perry-Smith LLP are expected to be present at Giga-tronics’ Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.
The following table presents aggregate fees billed for professional services rendered by Perry-Smith LLP in fiscal year 2007 and in fiscal year 2006 in the following categories:

	2007	2006

Audit fees	$153,000	$151,000

Audit-related fees	—	—

Tax fees	—	—

All other fees	—	—
Independence of Perry-Smith LLP
Since Perry-Smith LLP did not perform any financial information systems design and implementation or any other professional services, the Audit Committee did not need to consider the independence issue which might arise from such services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PERRY-SMITH LLP.

SHAREHOLDERS’ PROPOSALS
     To be considered for presentation to the Annual Meeting of Shareholders to be held in 2008, a shareholder proposal must be received by Giga-tronics no later than June 6, 2008. To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2008, a shareholder proposal must be received by Giga-tronics no later than April 11, 2008. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.
     The Annual Report of Giga-tronics for the fiscal year ended March 31, 2007 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-KSB for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.
OTHER MATTERS
     Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.
     The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board of Directors and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

/s/ George H. Bruns, Jr.

George H. Bruns, Jr.
Chairman of the Board of Directors
San Ramon, California
August 31, 2007

APPENDIX A

AUDIT COMMITTEE CHARTER
MEMBERSHIP
The Audit Committee shall be comprised of three (3) or more non-employee members of the Board of Directors elected for a one-year term. A chairman shall be designated by the Board. Members shall meet the director independence standards of Nasdaq and also the audit committee independence standards imposed by the Sarbanes Oxley Act. In addition, one member shall be a financial expert as required by the Sarbanes Oxley Act.
FUNCTIONS
A.	Review adequacy and performance of the finance function with respect to Audit Committee matters.

B.	Audit Committee is responsible for appointment, compensation, oversight and discharge of independent auditor; as the independent auditor reports directly to Audit Committee. Audit Committee shall obtain information concerning the auditor’s independence, including a formal written statement from the auditor delineating all relationships between the auditor and the company; shall review the effect any transaction involving the auditors might have on their independence; shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take or recommend that the full board take appropriate action to oversee the independence of the outside auditor.

C.	Review the intended scope of the annual audit, and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

D.	oversee the accounting and financial reporting processes of the company; review and discuss the results of the audit with both the independent auditors and management; and resolve any disagreements between the independent auditors and management on financial reporting.

E.	Review the Company’s significant accounting principles, policies and practices.

F.	Review adequacy of management information systems internal accounting and financial controls.

G.	Review the annual financial statements before their submission to the Board of Directors for approval.

H.	Review with both management and the independent auditors procedures and their execution established to:
1.	Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US).

2.	Ascertain whether there are any unaccounted or off-book transactions.

3.	Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).
I.	Approve the performance of professional services provided by the independent auditors, including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

J.	Review annually internal and external audits of employee benefit plans of the Company (including subsidiaries).

K.	Review annually, with the independent auditors their audit of the Company pension plans to determine that there are proper Company procedures to insure compliance with all relevant laws and regulations.

L.	Review annually adequacy of the Company’s insurance.

M.	Review annually adequacy of protection of technology, including:
— physical security
— patent and trademark program
— proprietary information
N.	Review annually policies, and compliance with policies relating to legal matters, conflict of interest, etc.

O.	Engage its own independent counsel and other advisors.

P.	Pre-approve all non-audit services provided by the independent auditors.

Q.	Audit Committee (or its Chairman) must pre-approve all related party transactions.

R.	Establish procedures for:
1.	receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

2.	confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
S.	Audit Committee shall receive adequate funding for the performance of its functions.

T.	Review annually the adequacy of the Audit Committee charter.
MINUTES
Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board.

APPENDIX B

NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER
MEMBERSHIP
The Committee will consist of no fewer than two directors.
Qualifications of members: The Committee will be comprised entirely of independent directors.
Appointment and removal of members: By the Board of Directors, considering the recommendation of the Committee.
PURPOSE OF THE COMMITTEE
The Committee takes a leadership role in shaping the governance of the corporation and provides oversight and direction regarding the functioning and operation of the Board of Directors.
The Committee also provides oversight on ethics and business conduct of the Company, management succession, human resources practices, and environmental and safety issues at the Company.
GOALS AND RESPONSIBILITIES
To carry out its responsibilities, the Committee will:
Board of Directors Functioning and Operations

1.	Determine criteria for selecting new directors, including the skills that would be advantageous to add to the Board of Directors.

2.	Identify persons qualified to become Directors, recommend candidates to the Board of Directors to be elected at the next annual meeting of the shareholders.

3.	As appropriate and in the sole discretion of the Committee, retain a search firm to assist in identifying director candidates and approve the firm’s fees and other retention terms.

4.	Develop a process for evaluation of candidates nominated by shareholders.

5.	Review the charters of all the committees of the Board of Directors for appropriate distribution of responsibilities and oversight of issues. Recommend Committee assignments to the Board of Directors.

6.	Assess the effectiveness of the Committee, including the adequacy of the Committee’s charter, at least annually and recommend any proposed changes to the Board of Directors for approval.

Management Succession
1.	Review management succession processes.

2.	Manage the process the Board of Directors uses in selecting persons to be appointed as the Company CEO.
Ethics and Business Conduct:
1.	Provide oversight of the Company’s programs for ethics and business conduct.

2.	Review processes for administering the Company’s code of ethics and compliance program.

3.	Review, at least annually, Company ethics and business conduct practices, trends, and issues and report the Committee’s findings to the Board of Directors.

4.	Refer to and work with the Audit Committee regarding any issues of ethics, business conduct or compliance that could have a material financial effect on the Company.
STRUCTURE AND OPERATIONS
The Board of Directors will appoint the chair of the Committee.
The Committee will meet at such times as it determines to be necessary or appropriate.
The Committee will report to the Board of Directors with regard to actions taken.
A representative of management will function as Committee support and be a liaison with management. The role of the management liaison will be to:
1.	Work with Committee Chair and the CEO to establish an agenda for each meeting.

2.	Prepare briefing and pre-meeting reading materials for Committee members.

3.	Arrange for appropriate persons to present agenda items at Committee meetings or to be present for discussions with the Committee.

TO VOTE YOUR PROXY
Simply sign and date your proxy card and return it in the postage-paid envelope to:
Giga-tronics Inc., c/o The Altman Group, Inc., PO Box 238, Lyndhurst NJ 07071-9902.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☑   Please mark votes as in this example

1.	Elect six Directors for the ensuing year.	FOR ALL	WITHHOLD
		NOMINEES LISTED	AUTHORITY TO
	Nominees: (1) George H. Bruns, Jr., (2) James A. Cole, (3) Kenneth A. Harvey, (4) Robert C. Wilson, (5) Garrett A. Garrettson, (6) John R. Regazzi	(EXCEPT AS INDICATED BELOW)	VOTE FOR ALL NOMINEES LISTED
		☐	☐

INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such names in the space provided below.

2.	Ratify the selection of Perry-Smith LLP as independent certified public accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	Dated:		, 2007

Signature(s)

Signature(s)

Title

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized President or other officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.